Exhibit 10.8
DOVER CORPORATION
DATE:
TO:
FROM:
SUBJ: SSAR Grant
Here are the details for your SSAR grant.
Number of shares of Dover Common Stock -
SSAR base price per share -
Date of Grant –
Expiration Date -
Your SSAR is subject to all of the terms and provisions of the Plan, which terms and provisions are expressly incorporated into and made a part of your SSAR award as if set forth in full herein. A copy of the Plan is included with this award agreement.
In addition, your SSAR is subject to the following:
1. Your SSAR is subject to earlier termination as provided in the Plan, for example, upon termination of employment prior to the expiration date.
2. It is your responsibility to keep track of your SSAR grants and to ensure that you exercise your SSARs before they expire. Dover will not remind or notify you that your SSAR is nearing its expiration date.
3. The earliest date on which the SSAR may be exercised is the third anniversary of the Grant Date. Earlier exercise may be permitted in the event of a Change in Control or death or disability as provided in the Plan. No payment is required to exercise a SSAR.
4. Upon exercise of your SSARs, you will be entitled to receive from Dover that number of whole shares of Dover Common Stock equal in value, on the date of exercise of the SSARs, to the excess of (A) the value of a share of Dover Common Stock on the date of exercise of the SSARs multiplied by the number of SSARs being exercised over (B) the sum of (i) the per share base price of the SSARs being exercised multiplied by the number of SSARs being exercised, plus (ii) unless you elect to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. Fractional shares shall be disregarded.
5. By accepting this award, you consent to the transfer of any information relating to your participation in the Plan to Dover and its affiliates.
6. Your SSAR is not transferable by you other than by will or the laws of descent and distribution.
7. Dover and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion without notice.
Please acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions set forth herein and therein by signing and returning one copy of this award agreement. This award agreement shall only become effective upon receipt by Dover of your signed copy of this agreement.

Employee	Vice President

Date